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                                                                    EXHIBIT 4.14



                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          TECO FUNDING COMPANY ___, LLC







                          DATED AS OF __________, 20__





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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          TECO FUNDING COMPANY ___, LLC

        This Amended and Restated Limited Liability Company Agreement of TECO Funding Company ___, LLC, a Delaware limited liability company (the "COMPANY"), is made as of _________, 20__, among TECO Energy, Inc., a corporation organized under the laws of the State of Florida (including any successor in interest thereto, "TECO"), as initial Securityholder (as defined below) and holder of the Company Common Securities (as defined below), TECO Capital Trust ___, a Delaware statutory business trust (the "TRUST"), as the holder of the Company Preferred Securities, and the Persons (as defined below), who may from time to time become additional Securityholders of the Company in accordance with the provisions hereof.

        WHEREAS, TECO, as initial Securityholder, has formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. Section 18-101, et seq., as amended from time to time (the "DELAWARE ACT"), by filing a Certificate of Formation of the Company (the "CERTIFICATE OF FORMATION") with the office of the Secretary of State of the State of Delaware on or about November 17, 2000, and has entered into the Limited Liability Company Agreement of the Company dated as of November 17, 2000 (the "ORIGINAL AGREEMENT");

        WHEREAS, on the date of this Agreement the Trust will become the initial Company Preferred Securityholder;

        WHEREAS, the Securityholders desire to amend and restate the Original Agreement as provided in this Amended and Restated Limited Liability Company Agreement of the Company (as amended, modified or supplemented from time to time in accordance with its terms, this "AGREEMENT") and to continue the Company as a limited liability company under the Delaware Act in accordance with the provisions of this Agreement; and

        WHEREAS, simultaneously with TECO's execution and delivery of this Agreement, the Company and TECO are executing and delivering the Guarantee Agreement, dated as of the date hereof, substantially in the form of Annex A hereto (as amended, modified or supplemented from time to time in accordance with its terms, the "GUARANTEE AGREEMENT").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholders hereby agree as follows:

                                   ARTICLE I
                                  DEFINED TERMS

        Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.


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        "ADMINISTRATIVE ACTION" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

        "ADMINISTRATION AGREEMENT" means the Administration Agreement between TECO and the Company dated __________, 20__ and attached hereto substantially in the form of Annex B.

        "AFFILIATE" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

        "AGENCY AGREEMENT" means the Agency Agreement, dated as of ___________, 20__, between the Company and The Bank of New York, pursuant to which the Company has appointed The Bank of New York, as Registrar for the Company Preferred Securities, as such agreement may be amended, modified or supplemented from time to time.

        "AGREEMENT" has the meaning specified in the third Recital of this Agreement.

        "AUTHORIZED PERSON" has the meaning specified in Section 2.1(b).

        "BANKRUPTCY" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a Securityholder, the foregoing definition of "BANKRUPTCY" is intended to replace and shall supersede and replace the definition of "BANKRUPTCY" set forth in Sections 18-101(1) and 18-304 of the Delaware Act.

        "BOOK-ENTRY COMPANY PREFERRED CERTIFICATES" means a beneficial interest in the Company Preferred Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 13.8.

        "BOARD OF DIRECTORS" means the board of directors of the Company.

        "BUSINESS DAY" means a day on which banks are open for business in New York and Delaware.



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        "BY-LAWS" means the By-Laws of the Company in the form of Annex C hereto, as they may be amended from time to time by the Board of Directors in accordance with the provisions of this Agreement (which By-Laws are, for all purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).

        "CERTIFICATE DEPOSITORY AGREEMENT" means an agreement among the Company, the Registrar and the Clearing Agency relating to the Company Preferred Certificates, in form satisfactory to the Clearing Agency, as the same may be amended and supplemented from time to time.

        "CERTIFICATE OF FORMATION" has the meaning specified in the First Recital of this Agreement.

        "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

        "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "CLOSING DATE" means the Closing Date under the Underwriting Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMON SECURITYHOLDER" means a Securityholder that owns one or more Company Common Securities. Initially, TECO will be the only Common Securityholder.

        "COMPANY" has the meaning specified in the Preamble of this Agreement.

        "COMPANY COMMON SECURITIES" means the common limited liability company interests in the Company described in this Agreement.

        "COMPANY PREFERRED CERTIFICATE" means the certificate evidencing the Company Preferred Securities.

        "COMPANY PREFERRED SECURITIES" has the meaning specified in Section 7.3(a).

        "COMPANY PREFERRED SECURITYHOLDER" means a Securityholder that owns one or more Company Preferred Securities.

        "COMPANY SECURITY" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Securityholder may be entitled as provided in this Agreement, together with the obligations of a Securityholder to comply with all of the terms and provisions of this Agreement, and includes the Company Common Securities, and the Company Preferred Securities from time to time outstanding.

        "CORRESPONDING AMOUNT" means (i) for each $__________.00 liquidation amount of Trust Preferred Securities, $__________.00 liquidation preference of Company Preferred



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Securities and (ii) for each $__________.00 liquidation preference of Company
Preferred Securities, $__________.00 liquidation amount of Trust Preferred Securities.

        "DEFINITIVE COMPANY PREFERRED CERTIFICATES" means either or both (as the context requires) of (a) Company Preferred Certificates issued as Book-Entry Company Preferred Certificate as provided in Section 13.10(a) and (b) Company Preferred Certificates issued in certificated, fully registered form as provided in Section 13.11.

        "DELAWARE ACT" has the meaning specified in the first Recital of this Agreement.

        "DIRECTORS" means each of the Persons listed as a director on Annex E hereto until such Persons shall resign or otherwise be duly removed as a Director, and each Person who may from time to time be designated to serve as a successor to any Director of the Company in each case in accordance with the provisions of this Agreement and of the By-Laws.

        "DIVIDEND PAYMENT DATE" has the meaning specified in Section 7.3(b).

        "DIVIDEND PERIOD" has the meaning specified in Section 7.3(b).

        "DIVIDEND" has the meaning specified in Section 9.1.

        "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a)     the occurrence of an Indenture Event of Default; or

        (b) default by the Company in the payment of any Preferred Dividend when it becomes due and payable, and continuation of such default for a period of 60 days; or

        (c) default by the Company in the payment of any Redemption Price of any Company Preferred Security when it becomes due and payable; or

        (d) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

        "FISCAL YEAR" means, with respect to the Company, (i) the period commencing upon the formation of the Company and ending on December 31, 2000 and
(ii) any subsequent twelve month period commencing on January 1 and ending on December 31 and, with respect to TECO, means any twelve-month period commencing on January 1 and ending on December 31.

        "GUARANTEE AGREEMENT" has the meaning set forth in the fourth Recital to this Agreement.

        "INDENTURE" means the Indenture, dated as of August 17, 1998, between TECO and the Indenture Trustee, as supplemented by a __________ Supplemental Indenture dated as of _______, 20__, relating to the Notes, each as amended or supplemented from time to time.



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        "INDENTURE EVENT OF DEFAULT" means an "Event of Default" as defined in the Indenture with respect to a Note.

        "INDENTURE TRUSTEE" means The Bank of New York, a New York banking corporation, as trustee under the Indenture and any successor thereto.

        "INVESTMENT COMPANY ACT EVENT" means the receipt by Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "CHANGE IN 1940 ACT LAW") there is more than an insubstantial risk that the Company is or will be considered an "Investment Company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Company Preferred Securities.

        "LIKE AMOUNT" means (a) with respect to a redemption of Company Securities, Company Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Company Securities, and (b) with respect to a distribution of Notes to holders of Company Securities in connection with a dissolution or liquidation of the Company, Notes having a principal amount equal to the Liquidation Amount of the Company Securities of the holder to whom such Notes are distributed.

        "LIQUIDATION AMOUNT" means (a) with respect to the Company Preferred Securities, the Liquidation Preference of such Securities, and (b) with respect to the Company Common Securities, the capital contribution made with respect to such Securities pursuant to Section 4.2.

        "LIQUIDATION PREFERENCE" means with respect to each Company Preferred Security, as of any time of determination, the liquidation preference thereof as specified in Section 7.3(a).

        "1940 ACT" means the U.S. Investment Company Act of 1940, as amended.

        "NOTES" means the _____% _______________ Notes due ______ issued by TECO, having an aggregate principal amount of $_________, in substantially the form of Annex D hereto.

        "NOTE EVENT OF DEFAULT" means an event of default under the Indenture.

        "NOTE REDEMPTION DATE" means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption under the Indenture

        "OFFICERS" means each of the Persons listed as an Officer on Annex E hereto until such Persons shall resign or otherwise be duly removed as an Officer and each Person who may from time to time be duly appointed an Officer by the Board of Directors or pursuant to Section 6.1(b) and acting in accordance with the provisions of this Agreement and of the By-Laws.

        "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel to the Company, and who shall be reasonably acceptable to the Registrar.



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        "ORIGINAL AGREEMENT" has the meaning specified in the first Recital of this Agreement.

        "OWNER" means each Person who is the beneficial owner of a Book-Entry Company Preferred Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

        "PAYING AGENT" means each paying agent with respect to the Trust Preferred Securities which will initially be The Bank of New York.

        "PERSON" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

        "POWER OF ATTORNEY" means the power of attorney granted pursuant to
Section 15.6.

        "PREFERRED DIVIDENDS" has the meaning specified in Section 7.3(b).

        "PURCHASE PRICE" for any Company Preferred Security means the amount paid per $__________.00 of Liquidation Preference of such Company Preferred Security, payment of which shall constitute the contribution to capital contemplated by Section 4.3.

        "REDEMPTION DATE" means, with respect to any Company Security to be redeemed, the date fixed for such redemption by or pursuant to this Agreement; provided that each Note Redemption Date and the stated maturity of the Notes shall be a Redemption Date for a Like Amount of Company Securities.

        "REDEMPTION PRICE" means (i) with respect to any Company Preferred Security, the Liquidation Amount of such Company Preferred Securities, plus accumulated but unpaid Preferred Dividends to the Redemption Date, plus the related amount of the premium, if any, paid by TECO upon the concurrent redemption of a Like Amount of Notes, and (ii) with respect to the Company Common Securities, the Liquidation Amount of such Company Common Securities, plus declared and unpaid Dividends, plus the related amount of the premium, if any, paid by TECO upon the concurrent redemption of a Like Amount of Notes.

        "REGISTRAR" has the meaning specified in Section 13.5(a).

        "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

        "SECURITIES REGISTER" has the meaning specified in Section 13.5(a).

        "SECURITYHOLDER" means any Person that holds a Security of the Company and is admitted as a member and securityholder of the Company pursuant to the provisions of this Agreement and of the Delaware Act, in its capacity as a securityholder. For purposes of the Delaware Act, the Common Securityholders and the Company Preferred Securityholders shall constitute separate classes or groups of Securityholders and of members.



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        "SPECIAL EVENT REDEMPTION DATE" means a redemption date for the Company
Preferred Securities in connection with the occurrence of a Tax Event or an Investment Company Act Event.

        "TAX EVENT" means the receipt by the Company or the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Company Preferred Securities, there is more than an insubstantial risk that
(i) the Company is, or will be within 90 days of the date of the Opinion of Counsel, subject to United States Federal income tax with respect to interest received on the Notes or Company Preferred Securities, (ii) interest payable by TECO to the Company on the Notes is not, or will not be within 90 days of the date of the Opinion of Counsel, deductible for United States Federal income tax purposes, or (iii) the Company, or will be within 90 days of the date of the Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

        "TAX MATTERS PARTNER" has the meaning specified in Section 11.1.

        "TECO" has the meaning in the Preamble of this Agreement.

        "TRANSACTION DOCUMENTS" has the meaning specified in Section 6.1(e).

        "TRUST" means TECO Capital Trust ___, a Delaware statutory business trust.

        "TRUST AGREEMENT" means the Amended and Restated Trust Agreement dated __________, 20__ entered into between the Company, as grantor, and the Trustees, as such agreement may be amended or supplemented from time to time.

        "TRUST PREFERRED CERTIFICATES" means the certificates evidencing the Trust Preferred Securities.

        "TRUST PREFERRED DEPOSITARY" means the depositary in whose name the Trust Preferred Securities are registered, which initially will be The Depositary Trust Company.

        "TRUST PREFERRED SECURITIES" means the _____% Trust Preferred Securities, Liquidation Preference $__________.00 per security and aggregate Liquidation Preference $________, representing a corresponding amount of Company Preferred Securities.

        "TRUSTEE" means The Bank of New York, a New York banking corporation, or its successor as Property Trustee under the Trust Agreement, and "TRUSTEES" means the Trustee and The Bank of New York (Delaware), as Delaware Trustee under the Trust Agreement, and in each case their respective successors.



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        "UNDERWRITERS" means _____________ and ____________ .

        "UNDERWRITING AGREEMENT" means the underwriting agreement dated _____________, 20__ by and among the Company, the Trust, TECO and the Underwriters.

        "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

        Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        Section 1.3 ROUNDING. All percentages resulting from any calculations on the Company Preferred Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545 being rounded to 9.87655% or .0987655).

                                   ARTICLE II
                             CONTINUATION AND TERM;
                          ADMISSION OF SECURITYHOLDERS

        Section 2.1 CONTINUATION.

        (a) The Securityholders hereby agree to the continuation of the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and of this Agreement and agree that the rights, duties and liabilities of the Securityholders shall be as provided in the Delaware Act, except as otherwise provided herein or in the By-Laws.

        (b) Any Person designated as an "AUTHORIZED PERSON" by the Board of Directors is authorized to execute, deliver and file on behalf of the Company any and all amendments to and restatements of the Certificate of Formation, as an authorized person within the meaning of the Delaware Act.

        Section 2.2 ADMISSION OF SECURITYHOLDERS. Upon the execution of this Agreement, TECO shall become and be designated as, automatically and without any further act on the part of any Person being necessary, the Common Securityholder. Upon the payment of the Purchase Price to the Company for the Company Preferred Securities being acquired by the Trust in connection with the issuance of the Company Preferred Securities on the Closing Date pursuant to the terms of the related Underwriting Agreement, which action shall be deemed to constitute a request by the Trust that the books and records of the Company reflect its admission as a Preferred Securityholder, the Trust shall thereupon be admitted to the Company as a Preferred Securityholder and shall be bound by all the terms and conditions hereof and of the Company Preferred Securities.

        Section 2.3 NAME. The name of the Company being continued hereby is "TECO Funding Company ___, LLC". For so long as any Company Preferred Securities remain outstanding, the Company will maintain "TECO" in its name (including any fictitious business names), unless as a result of a merger or other business combination involving TECO or a



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change by TECO of its own name, in the Company's judgment, inclusion of any of the above as part of the Company's name would no longer be appropriate. Subject to such limitation, the business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board of Directors except that the Company shall hold itself out to the public, and conduct its affairs and dealings under its own limited liability company name and as separate and distinct from any third parties.

        Section 2.4 TERM. The term of the Company commenced upon the date the Certificate of Formation shall have been filed in the office of the Secretary of State of the State of Delaware and shall continue until ________, 20__, unless the Company is dissolved in accordance with the provisions of the Delaware Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in the manner required by the Delaware Act.

        Section 2.5 REGISTERED AGENT AND OFFICE. The Company's registered agent in the State of Delaware shall be _________________ and its registered office in the State of Delaware shall be c/o the registered agent. At any time, the Board of Directors may designate another registered agent and/or registered office.

        Section 2.6 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801. The Board of Directors may change the location of the Company's principal place of business; provided, however, that such change has no material adverse effect upon any Company Preferred Securityholder.

        Section 2.7 QUALIFICATION IN OTHER JURISDICTIONS. The Board of Directors shall cause the Company to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification or registration is required by law or deemed advisable by the Board of Directors. Each Person designated by the Board of Directors as an "authorized person" is authorized to execute, deliver and file on behalf of the Company any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in each jurisdiction in which the Board of Directors has determined that the Company shall conduct business.

                                  ARTICLE III
                       PURPOSE AND POWERS OF THE COMPANY;
                          BY-LAWS; GUARANTEE AGREEMENT

        Section 3.1 PURPOSES AND POWERS. The Company was formed for the sole purposes of (i) issuing the Company Preferred Securities and the Company Common Securities, (ii) acquiring and holding the Notes issued by TECO, any other note or notes issued by TECO issued in substitution for all or part of the Notes, and
(iii) performing functions necessary or incidental thereto. The Company may not conduct any other business or operations except as contemplated by the preceding sentence. Subject to Section 3.5, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Company as set forth herein.



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        Section 3.2 BY-LAWS. The Board of Directors, Officers and
Securityholders shall be subject to the express provisions of this Agreement and of the By-Laws. In case of any conflict between any provisions of this Agreement and any provisions of the By-Laws, the provisions of this Agreement shall control.

        Section 3.3 GUARANTEE AGREEMENT. Upon execution and delivery of the Guarantee Agreement by the Company and TECO, the provisions of the Guarantee Agreement shall be deemed to be incorporated herein and to be a part hereof except to the extent any such provisions shall conflict with any express provisions of this Agreement or of the Delaware Act.

        Section 3.4 NO INDEBTEDNESS. The Company shall not incur indebtedness for borrowed money.

        Section 3.5 EFFECT OF A LIQUIDATION OF TECO. If TECO is liquidated and, upon commencement of the related liquidation proceedings, the Notes are still outstanding, the Company shall be liquidated and then the Notes shall be distributed to the holders by the Company in the manner set forth in Section 14.5.

        Section 3.6 DISPOSITIONS. The Company shall not sell any of the Notes in whole or in part. If TECO redeems the Notes, the Company shall promptly distribute the proceeds of such redemption in accordance with Section 7.3(g), and such proceeds shall not be invested by the Company pending distribution thereof.

                                   ARTICLE IV
                CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES

        Section 4.1 FORM OF CONTRIBUTION. The contribution to the Company with respect to a Securityholder may, as determined by the Board of Directors in its discretion, be in cash or other legal consideration.

        Section 4.2 CONTRIBUTIONS WITH RESPECT TO THE COMMON SECURITYHOLDERS. As the Common Securityholder, TECO shall contribute to the Company on or prior to the issuance of the Company Preferred Securities, cash in the amount of $____.

        Section 4.3 CONTRIBUTIONS WITH RESPECT TO THE COMPANY PREFERRED SECURITYHOLDERS. On the Closing Date the Trust shall contribute to the capital of the Company, with respect to its purchase of the Company Preferred Securities on such Closing Date, an amount in cash equal to the Purchase Price for such Company Preferred Securities (such amount being the Trust's capital contribution to the Company). As the Company Preferred Securityholder, and in its capacity as a Securityholder of the Company, neither the Trust nor any successor holder of Company Preferred Securities shall be required to make any additional contributions to the Company (except as may be required by law).

        Section 4.4 ALLOCATION OF PROFITS AND LOSSES. The profits and losses of the Company for any Fiscal Year (or portion thereof) shall be allocated as follows:

        (a) net profit of the Company (determined without regard to the amount of any gains and losses described in subparagraphs (c) and (d) of this
Section 4.4, but including any portion of



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such gains or losses attributable to interest on the Notes not previously included in net profits) shall be allocated (i) first, to the Company Preferred Securityholders pro rata in proportion to the Liquidation Amount of the Company Preferred Securities held by each such Securityholder, until the amount so allocated equals the excess of (x) the Preferred Dividends accrued on such Company Preferred Securities from their date of issuance through and including the close of the current Fiscal Year (whether or not paid) over (y) the amounts allocated to the Company Preferred Securityholders with respect to such Company Preferred Securities pursuant to this Section 4.4(a)(i) or Section 4.4(c)(i) in all prior Fiscal Years, and (ii) thereafter to the Common Securityholders;

        (b) net loss of the Company (determined without regard to the amount of any gains and losses described in subparagraph (c) or (d) of this Section 4.4) shall be allocated 100% to the Common Securityholders;

        (c) all gains resulting from any disposition (including, without limitation, any redemption or prepayment) of assets by the Company, other than any portion of such gains attributable to interest on the Notes not previously included in net profits, shall be allocated (i) first, to the Company Preferred Securityholders pro rata in proportion to the Liquidation Amount of the Company Preferred Securities held by each such Securityholder, until the amount so allocated equals the excess of (x) the Preferred Dividends accrued on such Company Preferred Securities from their date of issuance through and including the close of the current Fiscal Year (or portion thereof) over (y) the sum of the amounts allocated to the Company Preferred Securityholders with respect to such Company Preferred Securities pursuant to Section 4.4(a)(i) in the current and all prior Fiscal Years or this Section 4.4(c)(i) in all prior Fiscal Years, and (ii) thereafter to the Company Securityholders whose Securities are being redeemed with the proceeds of such disposition and among them in proportion to the Liquidation Amount of the Securities being redeemed; and

        (d) all losses resulting from any disposition (including, without limitation, any redemption or prepayment) of assets by the Company shall be allocated (i) first, to the Common Securityholders, until the aggregate amount so allocated pursuant to this Section 4.4(d)(i) equals the sum of the Liquidation Amount of the Company Common Securities held by each such Securityholder plus the excess, if any, of the sum of net profits and net losses allocated to such Company Common Securities pursuant to subparagraphs (a) and
(b) of this Section 4.4 over the aggregate Dividends paid with respect to such Common Securities and (ii) thereafter to the Company Preferred Securityholders.

        Notwithstanding the foregoing, the Tax Matters Partner shall have the power to alter any such allocations for federal, state, and local income tax purposes if such alteration is necessary to cause such allocations to have "SUBSTANTIAL ECONOMIC EFFECT" (within the meaning of Treasury regulation 1.704-1(b)(2)) or to ensure that such allocations are otherwise in accordance with the interests of the Securityholders (within the meaning of Treasury regulation 1.704-1(b)(3)) determined on the basis of the economic arrangements of the parties as described in this Agreement.

        Section 4.5 WITHHOLDING. The Company shall comply with any withholding requirements under federal, state and local law and shall remit amounts withheld to, and file required forms with, applicable jurisdictions. To the extent that the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Securityholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Securityholder. To the fullest extent permitted by law, in the event of any claimed over-withholding, Securityholders shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding subject to Section 7.3(c). Each Securityholder, by its acceptance of Securities, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

        Section 4.6 SECURITIES AS PERSONAL PROPERTY. Each Securityholder hereby agrees that its Securities shall, for all purposes, be personal property. A Securityholder has no interest in specific property of the Company.

                                   ARTICLE V
                                 SECURITYHOLDERS

        Section 5.1 POWERS OF SECURITYHOLDERS. The Securityholders shall have the power to exercise any and all rights or powers granted to the Securityholders pursuant to the express terms of this Agreement and of the By-Laws and shall be subject in all respects to the provisions hereof and thereof.

        Section 5.2 PARTITION. Each Securityholder waives any and all rights that it may have to maintain an action for partition of the property of the Company.

        Section 5.3 RESIGNATION. A Securityholder may resign from the Company prior to the dissolution and winding up of the Company only upon the assignment of its entire limited liability company interest in any Company Securities (including by any redemption, repurchase or other acquisition by the Company of such Company Securities) in accordance with the provisions of this Agreement. A resigning Securityholder shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Company Securities except as otherwise expressly provided for in this Agreement.

        Section 5.4 LIABILITY OF SECURITYHOLDERS.

        (a) Except as otherwise provided by the Delaware Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and (ii) no Securityholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Securityholder of the Company.

        (b) A Securityholder, in its capacity as such, shall have no liability other than (i) liabilities that can be satisfied out of its capital contributions, (ii) liabilities that can be satisfied out of its share of any assets and undistributed profits of the Company, (iii) liability for any amounts required to be paid by such Securityholder pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Securities and (iv) liability for the amount of any distributions wrongfully distributed to it to the extent set forth in the Delaware Act.

                                   ARTICLE VI
                                   MANAGEMENT

        Section 6.1 MANAGEMENT OF THE COMPANY.

        (a) Except as otherwise expressly provided in this Agreement or in the By-Laws or as provided in the Delaware Act, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company, including the right to appoint Officers and to authorize any Officer to act on behalf of the Company. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement or the By-Laws shall constitute the act of, and shall serve to bind, the Company.

        (b) The number of directors of the Company initially shall be one. The number of directors of the Company may be increased as provided in this Agreement or in the By-Laws, but shall never be less than one nor more than seven. The name of the initial Director who shall serve until the first annual meeting of Securityholders and until his or her successor is duly elected and qualified, is set forth in Annex E hereto. These Directors may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of Securityholders in the manner provided in the By-Laws. The names of the initial Officers, and their offices, are set forth in Annex E hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the Company were a corporation established under the Delaware General Corporation Law, except to the extent that the Directors from time to time determine otherwise.

        (c) Each member of the Board of Directors shall be a "manager" of the Company for all purposes of, and within the meaning of, the Delaware Act.

        (d) Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2 and provided that any such action will not cause the Company to be required to register under the 1940 Act or be treated as an association or publicly traded partnership taxable as a corporation, the Board of Directors shall have all authority, rights and powers in the management of the business of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

                (i) to authorize the Company or any Officer of the Company on behalf of the Company, to engage in transactions and dealings, including transactions and dealings with any Securityholder or any Affiliate of any Securityholder and including the entering into and performance by the Company of one or more agreements with any Person whereby, subject to the supervision and control of the Board of Directors, any such other

        Person shall render or make available to the Company, managerial, investment, advisory or related services, office space and other services and facilities upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Company);

                (ii) to call meetings of Securityholders or any class or series thereof;

                (iii) to cause the Company to issue Company Securities, including Company Common Securities and Company Preferred Securities, in accordance with the provisions of this Agreement;

                (iv) to cause the Company to pay all expenses incurred in forming the Company to the extent not paid by TECO;

                (v) to cause the Company to purchase and hold the Notes in accordance with the provisions of this Agreement;

                (vi) to authorize (A) the entering into by the Company of the Administration Agreement, the Notes Purchase Agreement, the Agency Agreement with respect to the Company Preferred Securities, and (B) the performance by the Company of its obligations thereunder;

                (vii) to authorize (A) the entering into by the Company of the Underwriting Agreement and (B) the performance by the Company of its obligations thereunder;

                (viii) to authorize (A) the entering into by the Company of similar agreements to those described in this Section 6.1(d) (or other agreements not inconsistent herewith) in the future in respect of the Company Preferred Securities and (B) the performance by the Company of its obligations thereunder;

                (ix) to cause the Company to authorize, suspend, pay, declare or otherwise determine and make dividends, in cash or otherwise, on Company Securities, in accordance with the provisions of this Agreement and of the Delaware Act;

                (x) to establish, when a record date is not otherwise established by this Agreement, a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

                (xi) to establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper Company purpose;

                (xii) to redeem or repurchase on behalf of the Company Securities which may be so redeemed or repurchased in accordance with the provisions of this Agreement;

                (xiii) to appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Directors deem necessary or desirable for the management and operation of the Company;

                (xiv) to cause the Company to incur and pay all expenses and obligations incident to the operation and management of the Company not otherwise paid by TECO pursuant to Section 12.1, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, rent and insurance;

                (xv) to cause the Company to acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Board of Directors shall determine;

                (xvi) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions, which bank accounts if opened prior to one month after the Closing Date for the Company Preferred Securities may be opened by any Officer that is authorized to do so by a written consent of any Director;

                (xvii) to effect a dissolution of the Company, and to act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with and subject to the provisions of this Agreement and of the Delaware Act;

                (xviii) to facilitate the distribution of the Company Preferred Securities to the holders of the Trust Preferred Securities upon dissolution of the Trust;

                (xix) to bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body, commission or otherwise;

                (xx) to prepare and cause to be prepared reports, statements and other relevant information for distribution to Securityholders as may be required or determined to be appropriate by the Board of Directors from time to time;

                (xxi) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company;

                (xxii) to enforce the Company's rights under the Guarantee Agreement and the Notes;

                (xxiii) to maintain the Company separate and apart from TECO, including to cause the Company to maintain its own and separate books and records;

                (xxiv) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing; and

                (xxv) to purchase and maintain on behalf of the Company insurance to protect any Director or Officer against any liability asserted against him or her, or incurred by him or her, arising out of his or her status as such.

        (e) Notwithstanding anything in this Agreement to the contrary, without the need for consent of any other Person, including the Board of Directors, the Company is authorized to purchase the Notes and to enter into and perform the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Administration Agreement, the Agency Agreement with respect to the Company Preferred Securities (and other agreements not inconsistent therewith) (the "TRANSACTION DOCUMENTS") and any Common Securityholders, Officer or Director of the Company may (i) on behalf of the Company, execute and deliver, and cause the Company (A) to perform its obligations under, (B) to satisfy any conditions required to be satisfied by the Company as a condition precedent to the effectiveness of, and (C) to take such other actions as such Common Securityholders, Officer or Director may deem appropriate with respect to, each of the Transaction Documents and (ii) cause the Company to issue Company Common Securities and the Company Preferred Securities on the Closing Date in accordance with this Agreement. Subject to the provisions of Section 6.2 below, the expression of any power or authority of the Board of Directors shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

        (f) The determination as to any of the following matters, made in good faith by, or pursuant to, the direction of the Board of Directors consistent with this Agreement and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every Securityholder: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of the Company Securities or the payment of other distributions on the Company Securities; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose or time of creation of any gain or loss on disposition of the Company's assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; and any matters relating to the acquisition, holding and disposition of any assets by the Company.

        (g) The Board of Directors shall cause the Company to use its available funds, after satisfaction of the Company's liabilities and other obligations, for distributions to Securityholders in accordance with this Agreement.

        Section 6.2 LIMITS ON BOARD OF DIRECTORS' POWERS. Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall not cause or permit the Company to, and the Company shall not:

        (a) acquire any assets other than the Notes and any other notes or notes issued by TECO in substitution for all or part of the Notes;

        (b)     possess Company property for other than a Company purpose;

        (c) admit a Person as a Securityholder, except as expressly provided in this Agreement;

        (d) engage in any activity that is not consistent with the purposes of the Company, as set forth in Section 3.1 of this Agreement; or

        (e) borrow money or enter into repurchase agreements, reverse repurchase agreements, or other securities lending transactions or take any action that could reasonably be expected to cause a Tax Event or an Investment Company Act Event to occur.

        Section 6.3 RELIANCE BY THIRD PARTIES. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Directors and of any duly appointed and acting Officers. In dealing with the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws, no Person shall be required to inquire into the authority of the Board of Directors or any such Officer to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws.

        Section 6.4 NO MANAGEMENT BY ANY COMPANY PREFERRED SECURITYHOLDERS. Except as otherwise expressly provided herein, no Company Preferred Securityholder, in its capacity as a Company Preferred Securityholder, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Company Preferred Securityholders, in their capacity as Company Preferred Securityholders, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

        Section 6.5 BUSINESS TRANSACTIONS OF THE COMMON SECURITYHOLDER WITH THE COMPANY. Subject to Sections 6.1 and 6.2 of this Agreement and applicable law, a Common Securityholder and any of its Affiliates may hold deposits of, and enter into business transactions with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as Persons who are not a Common Securityholder or Affiliates thereof.

        Section 6.6 OUTSIDE BUSINESSES. Any Director, Officer, Securityholder or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Securityholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Director, Officer, Securityholder or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Director, Officer, Securityholder or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

        Section 6.7 DUTIES OF DIRECTORS. Subject to the provisions contained in
Section 7.3(i) hereof, the Board of Directors shall, in considering any proposed action or inaction with respect to the Notes (including any substitute therefor) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act, take into account the interest of both the Company Preferred Securityholders and TECO, as Securityholder of the Company Common Securities. No member of the Board of Directors shall have any liability to any Company Preferred Securityholder or the Company for not voting to take any enforcement action under the Notes in the event of a default by TECO in performing any of its obligations (including payment obligations) thereunder.

                                  ARTICLE VII
                          COMPANY COMMON SECURITIES AND
                          COMPANY PREFERRED SECURITIES

        Section 7.1 COMPANY COMMON SECURITIES AND COMPANY PREFERRED SECURITIES.

        (a) The Company Securities shall be divided into two classes, Company Common Securities and Company Preferred Securities. TECO, as the initial Common Securityholder, shall be deemed to have been issued [_______] Company Common Securities upon its designation as the Common Securityholder pursuant to
Section 2.2 of this Agreement.

        (b) A Company Preferred Security shall be represented by the corresponding Company Preferred Certificate. Company Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

        (c) In purchasing Company Preferred Securities, each Company Preferred Securityholder agrees with TECO and the Company that TECO, the Company, and the Company Preferred Securityholders (i) will treat Company Preferred Securityholders as holders of the Company Preferred Securities for all purposes, and not as the holders of an interest in TECO or in any other Person and (ii) will follow allocations made by the Company, pursuant to Section 4.4 of this Agreement.

        (d) The Company Common Securities shall rank junior to the Company Preferred Securities as to payment of dividends. Holders of Company Common Securities will only receive dividends out of interest payments received by the Company on the Notes not required to be applied to fund Preferred Dividends with respect to the Company Preferred Securities or expenses of the Company. So long as the Company Preferred Securities are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to Company Common Securities unless all accrued and unpaid Preferred Dividends on the Company Preferred Securities have been paid. Upon issuance of the Company Common Securities as provided in this Agreement, the Company Common Securities shall be validly issued, fully paid and nonassessable.

        (e) As long as any Company Preferred Securities are outstanding, TECO agrees that it shall continue to own, directly or indirectly, one hundred percent (100%) of the outstanding Company Common Securities.

        Section 7.2 GENERAL PROVISIONS REGARDING COMPANY PREFERRED SECURITIES.

        (a) There are hereby authorized for issuance and sale Company Preferred Securities issued in definitive form only in denominations of $__________.00 and integral multiples thereof and having an aggregate initial liquidation preference of $_____________. The specific designation, dividend rate, liquidation preference, redemption terms, voting rights, exchange limitations and other powers, preferences and special rights and limitations of the Company Preferred Securities are set forth in Section 7.3 hereof.

        The Company has no power to create and issue additional limited liability company interests in the Company in addition to the Company Common Securities and the Company Preferred Securities.

        (b) The Company Preferred Securities shall rank pari passu with each other and shall rank senior to all other Company Securities in respect of the right to receive dividends, payments of any Redemption Price or other distributions and the right to receive payments out of the assets of the Company, upon voluntary or involuntary dissolution, winding-up or termination of the Company in accordance with the provisions hereof. All Company Preferred Securities redeemed, purchased or otherwise acquired by the Company shall be cancelled. The Company Preferred Securities shall be issued in registered form only, except as otherwise provided in this Agreement.

        (c) Neither TECO, the Company, nor any of their respective Affiliates shall have the right to vote or give or withhold consent with respect to any Company Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Company Preferred Securityholders may vote or give or withhold consent as provided in this Agreement, Company Preferred Securities owned by any of TECO, the Company or any of their respective Affiliates shall be treated as if they were not outstanding.

        Section 7.3 COMPANY PREFERRED SECURITIES.

        (a) DESIGNATION. There shall hereby be designated as a series of preferred limited liability company interests in the Company a series identified as the Company's "______% Company Preferred Securities", liquidation preference ("LIQUIDATION PREFERENCE") $__________.00 per security, and aggregate Liquidation Preference $_________ (the "COMPANY PREFERRED SECURITIES").

        The holders of the Company Preferred Securities will have no preemptive rights with respect to any limited liability company interests in the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such securities. Company Preferred Securities will not be convertible into Company Common Securities or any other class or series of limited liability company interests in the Company and will not be subject to any sinking fund or other obligation of the Company for its repurchase or retirement. Upon issuance of the Company Preferred Securities as provided in this Agreement, the Company Preferred Securities shall be validly issued, fully paid and nonassessable.

        (b) PREFERRED DIVIDENDS. Holders of the Company Preferred Securities shall be entitled to receive, out of funds held by the Company to the extent that the Company has cash on hand sufficient to permit such payments and funds legally available therefor, distributions (the "PREFERRED DIVIDENDS") at a rate of ___% per annum (the "PREFERRED RATE") of the Liquidation Preference of the Company Preferred Securities. Preferred Dividends shall be cumulative, and will accumulate whether or not there are funds of the Company available for their payment. Preferred Dividends shall accrue from __________and, except as provided below, shall be payable quarterly in arrears on ___________, ___________, ___________ and ___________ of each year, commencing on ___________, 20__, and ending on _________, ____. Each such date of payment is a "DIVIDEND PAYMENT DATE" and each period from and including a Dividend Payment Date, or the date of initial issuance as applicable, to but not including the next Dividend Payment Date, is a "DIVIDEND PERIOD"; provided, however, that if any Dividend Payment Date is not a business day, dividends will be payable on the next business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, payment of such Preferred Dividend shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Preferred Dividends shall accrue on a daily accrual basis on the basis of a 360-day year of twelve 30-day months. Preferred Dividends in arrears will accumulate and compound quarterly at the Preferred Rate.

        (c) TECO has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Notes for a period not extending, in the aggregate, beyond the maturity date of the Notes (each, an "EXTENSION PERIOD"). During such Extension Period, no interest shall be due and payable on the Notes. As a consequence of such deferral, Preferred Dividends will also be deferred. Despite such deferral, quarterly Preferred Dividends will continue to accumulate, compounded quarterly, during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Preferred Dividends will be payable to Company Preferred Securityholders as they appear on the books and records of the Company on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, TECO may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not extend beyond the maturity date of the Notes.

        (d) RANKING AND LIQUIDATION PREFERENCE. The Company Preferred Securities will rank senior to the Company Common Securities as to payment of dividends.

        If full dividends on the Company Preferred Securities are paid on any Dividend Payment Date and, after giving effect to such payment, the Company has additional funds available for the payment of dividends, the Company, in its discretion, may apply such additional funds to pay dividends on the Company Common Securities.

        Subject to the first sentence of Section 14.5, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, after satisfaction of liabilities to creditors, if any, but before any liquidating distribution is made to holders of the Company Common

Securities, holders of the Company Preferred Securities will be entitled to receive out of the assets of the Company available for distribution in liquidation, liquidating distributions in respect of the Company Preferred Securities equal to the "LIQUIDATION PREFERENCE CLAIM AMOUNT." That amount, for each $__________.00 Liquidation Preference of Company Preferred Securities, is equal to: (i) $__________.00, plus (ii) unpaid Preferred Dividends thereon with respect to the current Dividend Period accrued on a daily basis through the date of liquidation, plus (iii) accrued and unpaid Preferred Dividends, if any, for any prior Dividend Period, plus (iv) the related amount of premium, if any, paid by TECO upon the concurrent redemption of a Like Amount of Notes. After the holders of the Company Preferred Securities have received the Liquidation Preference Claim Amount with respect to such Securities, holders of the Company Common Securities will be entitled to share equally and ratably in any remaining assets of the Company.

        (e) VOTING RIGHTS. Notwithstanding anything elsewhere in this Agreement to the contrary, if (i) an Indenture Event of Default occurs and is continuing; or (ii) TECO is in default on any of its payment or other obligations under the Guarantee, then the holders of the Company Preferred Securities will be entitled, by a vote of the majority of the aggregate stated liquidation preference of outstanding Company Preferred Securities, to appoint and authorize a special representative of the Company and the holders of the Company Preferred Securities (the "SPECIAL REPRESENTATIVE") to enforce the Company's rights under the Notes and the Indenture, and to enforce the obligations of TECO under the Guarantee. If a Special Representative has been appointed, the Special Representative shall have the exclusive right to enforce, or direct the enforcement of, the Company's rights under the Notes and the Indenture. In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name, in the name of the Company, in the name of the holders of the Company Preferred Securities or otherwise, may, to the fullest extent permitted by law, institute or cause to be instituted, any proceedings, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Company's or the holders of the Company Preferred Securities' rights directly against TECO (including, without limitation, the Company's rights under the Indenture or as a holder or beneficial owner of the Notes), or any other obligor in connection with such obligations on behalf of the Company or the holders of the Company Preferred Securities, and may prosecute such proceeding to final judgment or decree, including any appeals thereof, and enforce the same against TECO or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of TECO or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law.

        (f) WITHDRAWAL; REDEPOSIT OF COMPANY PREFERRED SECURITIES. Pursuant to (and under the circumstances provided for in) the Trust Agreement, any beneficial owner of the Trust Preferred Securities may withdraw all, but not less than all, of the Company Preferred Securities represented by such owner's corresponding Trust Preferred Securities by providing a written notice to the Trustee, with evidence of ownership in form satisfactory to the Trustee.

        Within a reasonable period after such request has been properly made,
(i) the Trustee shall reduce the amount of Company Preferred Securities represented by the Company Preferred Certificate held by the Trust, by the amount (by Liquidation Preference) of Company Preferred

Securities to be so withdrawn by the withdrawing Securityholder, and (ii) the Company shall issue to the withdrawing Securityholder a Company Preferred Security Certificate, representing the amount (by Liquidation Preference) of Company Preferred Securities so withdrawn and cause the registration of such transfer in the Securities Register. It is expected that withdrawn Company Preferred Securities will only be issued in definitive fully registered form.

        Any holder of Company Preferred Securities may redeposit withdrawn Company Preferred Securities by delivery to the Trustee of a certificate or certificates for the Company Preferred Securities to be deposited, properly endorsed or accompanied, if required by the Trustee, by a properly executed instrument of transfer of endorsement in form satisfactory to the Trustee and in compliance with the terms of this Agreement, together with all such certifications as may be required by the Trustee in its sole discretion and in accordance with the provisions of the Trust Agreement. Within a reasonable period after such deposit is properly made, the Company shall cancel the Company Preferred Securities so deposited and instruct the Trustee to increase the number of Company Preferred Securities represented by the permanent global certificate and the Company shall instruct the Trust Preferred Depositary to increase the number of Trust Preferred Securities represented by the permanent global certificate held by the Trust Preferred Depositary accordingly.

        (g) REDEMPTION. The Company Preferred Securities are not redeemable at the option of the holders of Company Preferred Securities at any time and are not redeemable by the Company prior to _____________, 20_____, except in whole upon the occurrence of a Tax Event or an Investment Company Act Event as provided below.

                        On each Note Redemption Date and on the stated maturity of the Notes, the Company will be required to redeem a Like Amount of Company Securities at the Redemption Price. Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each holder of Company Securities to be redeemed. All notices of redemption shall state: (i) the Redemption Date;
(ii) the Redemption Price; (iii) if less than all the Company Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Company Securities to be redeemed; and (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Company Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

        The Company Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Notes. Redemptions of the Company Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Company has funds then on hand and available for the payment of such Redemption Price. Notwithstanding any provision herein to the contrary, the Company Preferred Securities shall rank senior to the Company Common Securities in respect of the right to receive payment of any Redemption Price.

        If the Company gives a notice of redemption in respect of any Company Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, the Company will irrevocably deposit with the Trustee for the Trust funds sufficient to pay the applicable Redemption Price of the Company Preferred Securities represented by the Company Preferred

Certificate held by the Trust. The Company will irrevocably deposit with a paying agent funds sufficient to pay the applicable Redemption Price on Company Preferred Securities, if any, not represented by the Company Preferred Certificate held by the Trust and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their Company Preferred Securities Certificates. Notwithstanding the foregoing, Preferred Dividends payable on or prior to the Redemption Date for any Company Preferred Securities called for redemption shall be payable to the holders of such Securities as they appear on the Securities Register for the Company Preferred Securities on the relevant record dates for the related Dividend Payment Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of Securityholders holding Company Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Dividend payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Company Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Company or by TECO pursuant to the Guarantee, Preferred Dividends on such Company Preferred Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Company for such Company Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

        Payment of the Redemption Price on the Company Preferred Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Company Preferred Securities on the relevant record date, which shall be fifteen calendar days prior to the relevant Redemption Date.

        If less than all the Company Securities are to be redeemed on a Redemption Date, then no Company Common Securities shall be redeemed unless and until all Company Preferred Securities have been redeemed. The particular Company Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Company from the outstanding Company Preferred Securities not previously called for redemption which may provide for the selection for redemption of portions (equal to $____ or an integral multiple of $___ in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $____. The Company shall promptly notify the Trustee and the Registrar in writing of the Company Preferred Securities selected for redemption and, in the case of any Company Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Company Preferred Securities shall relate, in the case of any Company Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Company Preferred Securities that has been or is to be redeemed.

        The Company will also have the right at any time prior to _______________, 20_______, upon the occurrence of a Tax Event or an Investment Company Act Event, and on not less than 30 or more than 60 days' notice by mail, to redeem Company Preferred Securities, in whole (but not in part) at a redemption price per security equal to the Redemption Price.

        Notwithstanding the foregoing, the Company Preferred Securities will not be subject to any sinking fund or mandatory redemption.

        Any Company Preferred Securities redeemed shall be canceled. There shall be no prescription period in respect of uncollected dividends on the Company Preferred Securities.

        (h) RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES UNDER THE COMPANY PREFERRED SECURITIES. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustee and any other holder of the Trust Preferred Securities, each holder of the Trust Preferred Securities shall be entitled to enforce in the name of the Trust the Trust's rights under the Company Preferred Securities represented by the Trust Preferred Securities held by such holder.

        (i) SUBORDINATION OF COMPANY COMMON SECURITIES. If on any Dividend Payment Date or Redemption Date any Event of Default resulting from an Indenture Event of Default shall have occurred and be continuing, no payment of any Dividend on, or Redemption Price of, any Company Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Company Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Preferred Dividends on all outstanding Company Preferred Securities for all Dividend Periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all outstanding Company Preferred Securities, shall have been made or provided for, and all funds immediately available to the Company shall first be applied to the payment in full in cash of all Preferred Dividends on, or the Redemption Price of, Preferred Securities then due and payable. In the case of the occurrence of any Event of Default resulting from any Indenture Event of Default, the holders of Company Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Agreement until the effect of all such Events of Default with respect to the Company Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Agreement with respect to the Company Preferred Securities has been so cured, waived or otherwise eliminated, the Board of Directors shall act solely on behalf of the holders of the Company Preferred Securities and not the holders of the Company Common Securities, and only the holders of the Company Preferred Securities will have the right to direct the Board of Directors to act on their behalf.

                                  ARTICLE VIII
                               VOTING AND MEETINGS

        Section 8.1 VOTING RIGHTS OF COMPANY PREFERRED SECURITYHOLDERS.

        (a) Except as shall be otherwise expressly provided herein, in the By-Laws, or as otherwise required by the Delaware Act, the Company Preferred Securityholders shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Securityholders.

        (b) For so long as any Company Preferred Securities remain Outstanding, if, upon a Note Event of Default, the Indenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Preference of the Company Preferred Securities shall have such right by a notice in writing to TECO and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Notes shall become immediately due and payable; provided that the payment of principal and interest on such Notes shall remain subordinated to the extent provided in the Indenture. At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as in the Indenture provided, the holders of a majority in Liquidation Preference of the Company Preferred Securities, by written notice to Registrar, TECO and the Indenture Trustee may rescind and annul such declaration and its consequences if:

                (i) TECO has paid or deposited with the Indenture Trustee a sum sufficient to pay

                        (A) all overdue installments of interest on all of the Notes,

                        (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                        (C) all sums paid or advanced by the Indenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

                (ii) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which has become due solely by such acceleration, have been cured or waived as provided in
        Section 502 of the Indenture.

        The holders of a majority in aggregate Liquidation Preference of the Company Preferred Securities may, on behalf of the holders of all the Company Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. No such waiver or rescission shall affect any subsequent default or impair any right consequent thereon. Upon receipt by the Registrar of written notice declaring such an acceleration, or rescission and annulment thereof, by holders of the Company Preferred Securities all or part of which is represented by Book-Entry Company Preferred Securities Certificates, a record date shall be established for determining holders of outstanding Company Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Registrar receives such notice. The holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such holders remain holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any holder be canceled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 8.1(b).

        (c) For so long as any Company Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Agreement and the Indenture, upon a Note Event of Default specified in
Section 501(1) or 501(2) of the Indenture, any holder of Company Preferred Securities shall have the right to institute a proceeding directly against TECO, pursuant to the Indenture, for enforcement of payment to such holder of the principal amount of or interest on Notes having a principal amount equal to the Liquidation Preference of the Company Preferred Securities of such holder (a "DIRECT ACTION"). In connection with any such Direct Action, TECO will be subrogated to the rights of any holder of the Company Preferred Securities to the extent of any payment made by TECO to such holder of Company Preferred Securities as a result of such Direct Action.

        (d) Notwithstanding that Securityholders holding Company Preferred Securities are entitled to vote or consent under any of the circumstances described in this Agreement or the By-Laws, any of the Company Preferred Securities that are owned by TECO, the Common Securityholder, the Company or any of their respective Affiliates, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

        Section 8.2 VOTING RIGHTS OF COMMON SECURITYHOLDERS. Except as otherwise provided herein and subject to the limited rights of holders of the Company Preferred Securities, and except as otherwise provided by the Delaware Act, all voting rights of the Securityholders shall be vested in the Common Securityholders. The Company Common Securities shall entitle the Common Securityholders to vote in proportion to the stated amounts represented by their Company Common Securities.

        Section 8.3 MEETINGS OF THE SECURITYHOLDERS.

        (a) Meetings of the Securityholders of any class or of all classes of Securities may be called at any time by the Board of Directors or as provided by this Agreement or the By-Laws. Except to the extent otherwise provided, the following provisions shall apply to meetings of Securityholders.

        (b) Securityholders may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Securityholders is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Securityholders or by written consent.

        (c) Each Securityholder may authorize any Person to act for it by proxy on all matters in which a Securityholder is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Securityholder or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Securityholder executing it at any time before it is voted.

        (d) Each meeting of Securityholders shall be conducted by the Board of Directors or by such other Person that the Board of Directors may designate.

        (e) Any required approval of Company Preferred Securityholders may be given at a separate meeting of such Company Preferred Securityholders convened for such purpose or at a meeting of Securityholders of the Company or pursuant to written consent. The Board of Directors shall cause a notice of any meeting at which Company Preferred Securityholders holding Preferred Securities are entitled to vote pursuant to Section 7.3, or of any matter upon which action may be taken by written consent of such Company Preferred Securityholders, to be mailed to each holder of record of the Company Preferred Securities. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Company Preferred Securityholders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

        (f) Subject to Section 7.3(e) and Section 8.3(e) of this Agreement, the Board of Directors, in their sole discretion, shall establish all other provisions relating to meetings of Securityholders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Securityholders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE IX
                                    DIVIDENDS

        Section 9.1 DIVIDENDS.

        (a) Subject to the terms of this Article 9 and the provisions of the Delaware Act: (i) Company Preferred Securityholders shall receive periodic distributions ("DIVIDENDS") in accordance with Article 7 of this Agreement, out of funds held by the Company to the extent that the Company has cash on hand sufficient to permit such distributions, and (ii) subject to the rights of the Company Preferred Securityholders as set forth in Article 7, Common Securityholders shall receive Dividends when, as and if declared by the Board of Directors, in its discretion.

        (b) A Securityholder shall not be entitled to receive any Dividend or other distribution with respect to any Dividend Payment Date (and any such Dividend or other distribution shall not be considered due and payable), irrespective of whether such Dividend or other distribution is payable automatically or has been declared by the Directors, until such time as the Company shall have funds legally available for the payment of such dividend to such Securityholder pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of
Section 18-606 of the Delaware Act to the contrary, until such time, a Securityholder shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company.

        Section 9.2 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution (including a Dividend or redemption payment) to any Securityholder on account of a Company Security if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

        Section 9.3 PAYMENT. The Company will make payments in respect of the Company Preferred Securities, at its election, by check or by crediting the account of the Trustee and the other holders of the Company Preferred Securities on any Dividend Payment Date or other distribution date

                                   ARTICLE X
                                BOOKS AND RECORDS

        Section 10.1 COMPANY BOOKS AND RECORDS. The Company shall maintain its books and records separate and apart from the books and records of TECO.

        Section 10.2 LIMITATION ON ACCESS TO RECORDS. Each Securityholder has the right, subject to this Agreement and to reasonable standards established by the Board of Directors to obtain from the Company from time to time upon reasonable request for any purpose reasonably related to such Securityholder's interest as a member in the Company, information regarding the affairs of the Company. Notwithstanding any provision of this Agreement, the Board of Directors may, to the maximum extent permitted by law, keep, or cause to be kept, confidential from the Company Preferred Securityholders, for such period of time as the Board of Directors deems reasonable, any information the disclosure of which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Board of Directors are required by law or by an agreement with any Person to keep confidential.

        Section 10.3 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                                   ARTICLE XI
                                   TAX MATTERS

        Section 11.1 COMPANY TAX RETURNS.

        (a) The Common Securityholder is hereby designated as the Company's "TAX MATTERS PARTNER" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps TECO, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the Company.

        (b) The Tax Matters Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Tax Matters Partner may, in its discretion, cause the Company to make or refrain from making any federal, state or local income or other tax elections for the Company that it deems necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

        Section 11.2 TAX REPORTS. The Tax Matters Partner shall, as promptly as practicable and in any event within 90 days of the end of each Fiscal Year, cause to be prepared and mailed by the Company to each Company Preferred Securityholder of record Internal Revenue Service Schedule K-1 and any other forms that are necessary or advisable in order to permit the Securityholders to comply with U.S. federal and any other income tax requirements.

        Section 11.3 TAXATION AS A PARTNERSHIP. The Company shall take any necessary steps to be treated as a partnership for U.S. federal income tax purposes and shall not file any election to be treated as anything other than a partnership for such purposes.

        Section 11.4 TAXATION OF SECURITYHOLDERS. As provided in Section 4.4(b), profits shall be allocated to the Company Preferred Securityholders on a daily accrual basis. The Securityholders intend that allocations of income and loss for U.S. federal income tax purposes be consistent with the economic allocations of income under this Agreement.

                                  ARTICLE XII
                                    EXPENSES

        Section 12.1 EXPENSES. TECO shall be responsible for all Company charges and expenses including, without limitation:

        (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Securityholders of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Securityholders;

        (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Director in connection with any litigation brought by or on behalf of any Securityholder against such Director);

        (c) all expenses for indemnity or contribution payable by the Company to any Person;

        (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

        (e) all expenses incurred in connection with the preparation of amendments or restatements to this Agreement; and

        (f) all expenses incurred in connection with the dissolution, winding-up or termination of the Company.

        Notwithstanding the foregoing, if, at the request of a holder of Company Preferred Securities or other Person, the Company incurs fees, charges or expenses, for which it is not otherwise liable under this Agreement, such holder or other Person will be liable for such fees, charges and expenses.

                                  ARTICLE XIII
                   TRANSFERS OF SECURITIES BY SECURITYHOLDERS
                               AND RELATED MATTERS

        Section 13.1 RIGHT OF ASSIGNEE TO BECOME A COMPANY PREFERRED SECURITYHOLDER. An assignee of Company Preferred Securities shall become a Company Preferred Securityholder upon compliance with the provisions of Section
13.5 of this Agreement.

        Section 13.2 EVENTS OF CESSATION OF SECURITY OWNERSHIP. A Person shall cease to be a Securityholder upon the lawful assignment of all of its Securities (including by any redemption or other repurchase by the Company) or as otherwise provided herein.

        Section 13.3 PERSONS DEEMED COMPANY PREFERRED SECURITYHOLDERS. The Company may treat the Person in whose name any Company Preferred Certificate shall be registered on the books and records of the Company as the sole holder of such Company Preferred Certificate and of the Company Preferred Securities represented by such Company Preferred Certificate for purposes of receiving dividends or other distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Company Preferred Certificate or in the Company Preferred Securities represented by such Company Preferred Certificate on the part of any other Person, whether or not the Company shall have actual or other notice thereof. Notwithstanding the foregoing or anything to the contrary herein, the Company agrees that at any time that the Trust shall be a holder of any Company Preferred Securities, each holder of a preferred certificate issued by the Trust shall, upon presentation to the Company or the Registrar of reasonable evidence thereof, have the right to the fullest extent permitted by law and without the need for any other action of any other Person, including the Trustee under the Trust and any other holder of any other of such preferred certificates, (a) to enforce in the name of the Trust the Trust's rights under the Company Preferred Securities represented by the preferred certificates of such holder and (b) to withdraw from the Trust upon written notice to such Trustee and the Company and hold directly the underlying Company Preferred Securities represented by such preferred certificates.

        Section 13.4 THE COMPANY PREFERRED CERTIFICATES. Company Preferred Certificates shall be in denominations of $__________.00 or multiples thereof. Each Company Preferred Certificate shall be signed, manually or by facsimile by the President, any Vice-President or the

Secretary of the Company. Company Preferred Certificates, other than Company Preferred Certificates held by the Trust, shall also be manually signed by the Registrar. Company Preferred Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Company shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Company Preferred Certificates or did not hold such offices at the date of delivery of such Company Preferred Certificates. A transferee of a Company Preferred Certificate shall become a Securityholder, upon due registration of such Company Preferred Certificate in such transferee's name pursuant to Section 13.5.

        Section 13.5 TRANSFER OF COMPANY PREFERRED CERTIFICATES.

        (a) The Board of Directors shall provide for the registration and transfer of Company Preferred Certificates in a record thereof (each a "SECURITIES REGISTER") and shall appoint a securities registrar and transfer agent (the "REGISTRAR") to act on its behalf, or may act as its own Registrar; provided, however, that without any action on the part of the Board of Directors being necessary, The Bank of New York, or any of its Affiliates, may be appointed as the initial Registrar by any officer of the Company. Subject to the other provisions of this Article 13, upon surrender for registration of transfer of any Company Preferred Certificate, the Board of Directors shall cause one or more new Company Preferred Certificates to be issued in the name of the designated transferee or transferees. Every Company Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed by the Company Preferred Securityholder or his or her attorney duly authorized in writing. Any registration of transfer shall be effected upon the Registrar being satisfied with the documents of title and identity of the Person making the request, upon the receipt by the Registrar of any applicable certificate relating to transfer restrictions as described below, and subject to such reasonable regulations as the Company may from time to time establish. Each Company Preferred Certificate surrendered for registration of transfer shall be canceled by the Registrar. A transferee of a Company Preferred Certificate shall be admitted to the Company, as a Company Preferred Securityholder and shall be entitled to the rights and subject to the obligations of a Company Preferred Securityholder hereunder upon receipt by such transferee of a Company Preferred Certificate. By acceptance of a Company Preferred Certificate, each transferee shall be bound by this Agreement. The transferor of a Company Preferred Certificate, in whole, shall cease to be a Company Preferred Securityholder at the time that the transferee of such Company Preferred Certificate is admitted to the Company as a Company Preferred Securityholder in accordance with this
Section 13.5.

        (b) Upon surrender for registration of transfer of any Company Preferred Certificate at the office or agency of the Company or the Registrar maintained for that purpose, subject to Section 13.6, the Company shall deliver or cause to be delivered to the Registrar in a form duly executed on behalf of the Company in the manner provided for in Section 13.4(a), and the Registrar shall countersign in the manner provided in and to the extent required by
Section 13.4(a) and deliver, in the name of the designated transferee or transferees, one or more new Company Preferred Certificates in authorized denominations of a like aggregate liquidation preference dated the date of execution by such Registrar.

        The Registrar shall not be required, (i) to issue, register the transfer of or exchange any Company Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Company Preferred Securities and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Company Preferred Security so selected for redemption in whole or in part, except, in the case of any such Company Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

        No service charge shall be made for any registration of transfer or exchange of Company Preferred Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Company Preferred Certificates.

        (c) A Company Preferred Certificate may be transferred after the Exchange Date as provided in Section 13.5(a), in whole or in part, to a Person who takes delivery, in the form of another Company Preferred Certificate.

        Section 13.6 MUTILATED, DESTROYED, LOST OR STOLEN COMPANY PREFERRED CERTIFICATES. If (a) any mutilated Company Preferred Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Company Preferred Certificate, and (b) there shall be delivered to the Registrar and the Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Company Preferred Certificate shall have been acquired by a protected purchaser, the Company shall sign, the Registrar shall countersign to the extent required under Section 13.4(a), and the Company and the Registrar shall make available for delivery (all in the manner provided for in Section 13.4), in exchange for or in lieu of any mutilated, destroyed, lost or stolen Company Preferred Certificate, a new Company Preferred Certificate of like class, tenor and denomination. In connection with the issuance of any new Company Preferred Certificate under this
Section 13.6, the Company or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Company Preferred Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the Company corresponding to that evidenced by the lost, stolen or destroyed Company Preferred Certificate, as if originally issued, whether or not the lost, stolen or destroyed Company Preferred Certificate shall be found at any time.

        Section 13.7 BOOK-ENTRY COMPANY PREFERRED CERTIFICATES.

        Upon the distribution of the Company Preferred Securities to the holders of the Trust Preferred Securities in accordance with the provisions of the Trust Agreement, the Company Preferred Certificates will be issued in the form of a typewritten Company Preferred Certificate or Certificates representing Book-Entry Company Preferred Certificates and delivered to the Clearing Agency and registered on the Securities Register in the name of the nominee of the Clearing Agency, and no beneficial owner will receive a Definitive Company Preferred Certificate representing such beneficial owner's interest in such Company Preferred Securities, except as provided in Section 13.10. Thereafter, unless and until Definitive Company Preferred Certificates have been issued to beneficial owners pursuant to Section 13.10:

        (a) the provisions of this Section 13.8 shall be in full force and effect;

        (b) the Registrar and the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Company Preferred Certificates (including the payment of the Liquidation Amount of and distributions on the Book-Entry Company Preferred Certificate and the giving of instructions or directions to Owners of Book-Entry Company Preferred Securities) as the sole holder of Book-Entry Company Preferred Securities and shall have no obligations to the Owners thereof;

        (c) to the extent that the provisions of this Section 13.8 conflict with any other provisions of this Agreement, the provisions of this Section 13.8 shall control; and

        (d) the rights of the Owners of the Book-Entry Company Preferred Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Company Preferred Certificates are issued pursuant to Section 13.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Company Preferred Securities to such Clearing Agency Participants.

        Section 13.8 NOTICES TO CLEARING AGENCY.

        To the extent that a notice or other communication to the Owners is required under this Agreement, from and after the date on which Company Preferred Certificates shall have been delivered to a Clearing Agency, unless and until Definitive Company Preferred Certificates shall have been issued to Owners pursuant to Section 13.10, the Company shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

        Section 13.9 DEFINITIVE COMPANY PREFERRED CERTIFICATES.

        If (a) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Company Preferred Certificates, and the Company is unable to locate a qualified successor, (b) the Company elects to terminate the book-entry system through the Clearing Agency or
(c) after the occurrence of a Note Event of Default, Owners of Company Preferred Certificates representing beneficial ownership interests aggregating at least a majority of the Liquidation Amount advise the Company in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Company Preferred Certificates, then the Company shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Company Preferred Certificates of the occurrence of any such event and of the availability of the Definitive Company Preferred Certificates to Owners requesting the same. Upon surrender to the Registrar of the typewritten Company Preferred Certificate or Certificates representing the Book-Entry Company Preferred Certificates by the Clearing Agency, accompanied by registration instructions, the Company shall execute the Definitive Company Preferred Certificates in accordance with the instructions of the Clearing Agency. Neither the Registrar nor the Company shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

Upon the issuance of Definitive Company Preferred Certificates, the Company and the Registrar shall recognize the holders of the Definitive Company Preferred Certificates as Securityholders. The Definitive Company Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Company, as evidenced by the execution thereof by the Company.

                                  ARTICLE XIV
                    DISSOLUTION, LIQUIDATION AND TERMINATION

        Section 14.1 NO DISSOLUTION. The Company shall not be dissolved by the admission of Securityholders. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Securityholder, or the occurrence of any other event which terminates the continued membership of a Securityholder in the Company, shall not in and of itself cause the Company to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The Bankruptcy of a Securityholder shall not cause a Securityholder to cease to be a member of the Company.

        Section 14.2 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up in accordance with the Delaware Act if any of the following events occur:

        (a) a decree or order by a court of competent jurisdiction shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Company under any applicable federal or state bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or limited liability company action shall be taken by the Company in furtherance of any of the aforesaid purposes;

        (b)     TECO is liquidated;

        (c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;

        (d) TECO's written direction, as holder of the Company Common Securities, to the Board of Directors at any time (which direction is optional and wholly within the discretion of TECO), to dissolve the Company and distribute the Notes to the holders of the Company Preferred Securities; or

        (e)     the redemption of all of the Company Securities.

        Notwithstanding the foregoing, the Company shall not be dissolved until all claims under the Guarantee Agreement shall have been paid in full pursuant to its terms, to the fullest extent permitted by law.

        Section 14.3 NOTICE OF DISSOLUTION. Upon the dissolution of the Company, the Board of Directors shall promptly notify the Securityholders of such dissolution.

        Section 14.4 LIQUIDATION. Upon dissolution of the Company, the Board of Directors or, in the event that the dissolution is caused by an event described in Sections 14.2(b) or (c) of this Agreement and there are no Directors, a Person or Persons who may be approved by the Company Preferred Securityholders holding not less than a majority in liquidation amount, as liquidating trustees, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the provisions of Section 14.5.

        Section 14.5 CERTAIN RESTRICTIONS ON LIQUIDATION PAYMENTS. In the event of any voluntary or involuntary dissolution of the Company, the board of directors will distribute (after satisfying any liabilities to the Company's creditors as provided by applicable law) to the holders of the Company Securities a Like Amount of the Notes. However, if that distribution is determined to be impractical by the Board of Directors, the holders of the Company Securities will be entitled to receive out of the Company's assets available for distribution to holders (after any liabilities to the Company's creditors as provided by applicable law) a liquidation distribution in an amount equal to the amounts set forth, and in the priority prescribed, in Section 7.3(d). If such liquidation distribution to the Company Preferred Securityholders can be paid only in part because the Company has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Company on its Company Preferred Securities will be paid on a pro rata basis based on the Liquidation Amount

        Section 14.6 Designation of Successor Depositor. In the event of the dissolution of the Company, TECO shall appoint an entity wholly owned and controlled, directly or indirectly, by TECO as successor Depositor (as defined in the Trust Agreement) to exercise all rights and perform all obligations as the Depositor under the Trust Agreement. .

        Section 14.7 TERMINATION. This Agreement will terminate upon the latest to occur of the redemption of all of the Company Preferred Securities, a final distribution in respect of the Company Preferred Securities and delivery of such distribution to the holders of the Company Preferred Securities, or dissolution, winding up and termination of the Company.

                                   ARTICLE XV
                                  MISCELLANEOUS

        Section 15.1 AMENDMENTS. TECO may, at any time and from time to time, enter into one or more agreements supplemental to this Agreement and the Guarantee Agreement without the consent of the holders of the Company Preferred
Securities: (i) to evidence the succession of another entity to TECO and the assumption by any such successor of the covenants of TECO in this Agreement;
(ii) to add to the covenants of TECO for the benefit of the holders of the Company Preferred Securities, or to surrender any right or power therein conferred upon TECO, (iii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under this Agreement in a way consistent with the other provisions of this Agreement; provided that any such action shall not materially adversely affect the interests of the holders of the Company Preferred Securities; or (iv) to modify, eliminate or add to any provisions of the limited liability company agreement if necessary to ensure that the Company will be classified for United States federal income tax purposes as a partnership or to ensure that the Company will not be required to be registered under the 1940 Act. Any other amendment of this Agreement and the Guarantee Agreement must be approved by holders of a majority of the Company Preferred Securities and the Company must have received an Opinion of Counsel experienced in such matters to the effect that the amendment or the exercise of any power granted in accordance with the amendment will not affect the Company's status as a partnership for United States federal income tax purposes or the Company's exemption from status as an "investment company" under the 1940 Act. However, without the consent of each holder of Company Preferred Securities, no amendment may: (i) change the amount or timing of any distribution on the Company Preferred Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Company Preferred Securities as of a specified date; or (ii) restrict the right of a holder of Trust Preferred Securities to sue for the enforcement of any distribution payment. The Company must notify each holder of Company Preferred Securities whenever it is notified of a default with respect to the Notes.

        Section 15.2 NOTIFICATION; AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended pursuant to Section 15.1, the Board of Directors shall promptly notify all Securityholders of such amendments and cause the Certificate of Formation to be amended to reflect such change if it deems such amendment of the Certificate of Formation to be necessary or appropriate.

        Section 15.3 SUCCESSORS. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Securityholders.

        Section 15.4 LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

        Section 15.5 FILINGS. Following the execution and delivery of this Agreement, the Board of Directors shall cause to be promptly prepared any documents required to be filed and recorded under the Delaware Act, and the Board of Directors shall cause to be promptly filed and recorded each such document in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Directors shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any, state or other jurisdiction which governs the conduct of its business from time to time.

        Section 15.6 POWER OF ATTORNEY. Each Company Preferred Securityholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate of Formation required because of an amendment to this Agreement or in order to effectuate any change in the ownership of the Company Securities, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

        The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Company Preferred Securityholder granting the same or the transfer of all or any portion of such Company Preferred Securityholder's Preferred Securities and (b) extend to such Company Preferred Securityholder's successors, assigns and legal representatives.

        Section 15.7 EXCULPATION.

        (a) No Director or Officer shall have personal liability to the Company or the Securityholders for monetary damages for breach of, in the case of a Director, such Director's fiduciary duty (if any) or, in the case of a Director or an Officer, for any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company, except for such Director's or Officer's gross negligence or willful misconduct.

        (b) Each Director and Officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters that such Director or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Securityholders might properly be paid.

        Section 15.8 INDEMNIFICATION. To the fullest extent permitted by applicable law, each Director and Officer shall be entitled to indemnification from the Company for any loss, damage, claim or expense (including reasonable attorney's fees) incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of such Director or Officer; provided, however, that any indemnity under this Section
15.8 shall be provided out of and to the extent of any director and officer insurance policy, and no Securityholder shall have any personal liability on account thereof. The right to indemnification under this Section 15.8 is a contract right. The Company may purchase and maintain insurance to protect any Director or Officer against liability asserted against him or her, or incurred by him or her, arising out of his or her status as such.

        Without limiting the foregoing, the Company's directors shall have no personal liability to the Company or its Securityholders for monetary damages
(i) for not voting to take enforcement action with respect to the Notes owned by the Company, if any, prior to the occurrence of a Bankruptcy of the Company or
(ii) at any time for breach of any such director's fiduciary duty (if any) except for such director's gross negligence or willful misconduct.

        Section 15.9 ADDITIONAL DOCUMENTS. Each Company Preferred
Securityholder, upon the request of the Board of Directors, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

        Section 15.10 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                (i)     If given to the Company, at the address set forth below:

                        300 Delaware Avenue, Suite 900
                        Wilmington, Delaware 19801

                        with a copy to:

                        TECO Energy, Inc.
                        702 North Franklin Street
                        Tampa, Florida 33602
                        Attention:  Secretary
                        Telecopy:  813/228-1328

                (ii) If given to any Securityholder, at the address set forth in the Securities Register.

        Subject to Section 7.3 of this Agreement, each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such registration books and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in the Securities Register.

        Section 15.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and same agreement.

        Section 15.12 SUBMISSION TO JURISDICTION. TECO irrevocably consents and agrees, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and until amounts due and to become due under this Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its properties, assets and revenues. Service of process upon the branch in any such action, suit or proceeding shall be deemed in every respect service of process upon TECO. TECO hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, except as otherwise provided for in this Agreement, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in the United States Federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this
Section 15.13 shall survive any termination of this Agreement, in whole or in part.

        IN WITNESS WHEREOF, TECO Energy, Inc., as the Common Securityholder, and the Trust have executed this Agreement as of the date first above stated.

                               TECO ENERGY, INC.



                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                               TECO CAPITAL TRUST ___

                               By:  TECO Funding Company __, LLC, as Depositor



                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                                                                         ANNEX A
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement









                               GUARANTEE AGREEMENT

                         [Please refer to Exhibit 4.15]

                                                                         ANNEX B
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement










                            ADMINISTRATION AGREEMENT



                                     ANNEX B

                           to the Amended and Restated

                       Limited Liability Company Agreement



                            ADMINISTRATION AGREEMENT


This ADMINISTRATION AGREEMENT (this "Agreement") dated as of ___________, 2000, is by and between TECO Funding Company __, LLC (the "Company"), a Delaware limited liability company, and TECO Energy, Inc. ("TECO"), a Florida corporation, acting as administrator (the "Administrator").

                                   WITNESSETH

WHEREAS, the Company proposes to engage in the following activities (among others):

i. to purchase newly issued notes (the "Notes"), issued by TECO, in an aggregate principal amount of $[_______________________];

ii. to issue (i) [______________] common limited liability company interests in the Company (the "Company Common Securities"), representing all of the common limited liability company interests in the Company, to TECO at an aggregate purchase price of $[__________]; and (ii) [__]% Company Preferred Securities with an aggregate liquidation preference of $[_________] (the "Company Preferred Securities"), representing preferred limited liability company interests in the Company to TECO Capital Trust __, a Delaware statutory business trust (the "Trust"), the proceeds of which will be used to purchase the Notes and pay certain expenses relating to the foregoing offering;

iii. to enter into any agreements in connection with the foregoing (together with the Amended and Restated Limited Liability Company Agreement of the Company (the "Company Agreement"), the "Transaction Documents");

iv. to enter into any agreement providing for the management and administration of the activities of the Company; and

v. to engage in such activities and to exercise such powers permitted to limited liability companies under the laws of the State of Delaware that are incidental to or connected with the foregoing business or purposes or necessary to accomplish the foregoing or any other lawful purpose which is, in each case, not inconsistent with the Company Agreement as amended from time to time; and

WHEREAS, the Company has requested that the Administrator provide assistance to the Company and perform various services for the Company, and the Administrator is willing to furnish such services on the terms and conditions herein set forth. In connection herewith, the Administrator has also requested certain indemnities from the Company.

NOW, THEREFORE, in mutual consideration of these promises, the parties hereto agree as follows:

1. ADMINISTRATIVE SERVICES. The Administrator hereby agrees to provide certain services to the Company, and the Company hereby authorizes the Administrator to provide such services, including:

        (a) taking such actions, as Administrator on behalf of the Company (including through managers of the Company or through employees of the Administrator who are authorized by the Company), as are necessary or desirable for the Company to remain organized and qualified in all appropriate jurisdictions and to carry out its business in such manner as the managers of the Company determine and as the Company shall from time to time reasonably request in order to effect transactions of the type described in the recitals to this Agreement;

        (b) providing, or causing to be provided, clerical, bookkeeping and other services necessary and appropriate for the Company, including, without limitation, the following services:

                (i) providing such banking and investment services as may be agreed upon from time to time;

                (ii) providing from its employees signatories to the Company's bank and investment accounts;

(iii) maintaining any books and records that are required in the ordinary course of the business of the Company (the "Business"), are agreed between the parties and are required in order to comply with any laws or regulations of the State of Delaware and in such form and manner as may be agreed upon from time to time;

                (iv) preparing such periodic reports and accounting information as may be requested from time to time by the board of directors;

                (v) dealing with correspondence relating to the Business;

                (vi) providing a Company Secretary;

                (vii) providing non-exclusive telephone, telecopy, telex, post office box and duplicating facilities and within its premises and such other non-exclusive space and ancillary services as may be necessary for the other purposes of the Business including facilities for meetings of the managers of the Company from time to time;

(viii) complying with the terms of the Company Agreement, all agreements to which the Company is a party and, without prejudice to the foregoing, not entering into, on behalf of the

Company, any commitments, loans or obligations nor charging, mortgaging, pledging, encumbering or otherwise restricting or disposing of the Company's property or assets and generally not taking any action inconsistent with the Business; and

                (ix) keeping confidential all documents, materials and other information relating to the Business and not disclosing any of the aforesaid without the prior consent of the Company unless it shall in good faith determine that such disclosure is necessary to protect the interests of the Administrator; and

        (c) undertaking such other administrative services as may be reasonably requested by the Company, including providing notices to third parties on behalf of the Company and providing such other services as are necessary or desirable for the Company to carry out its duties and obligations under the Transaction Documents.

Any of the above services may, if the Administrator or the Company deems it necessary or desirable, be subcontracted by the Administrator; provided, that prior written consent is obtained from the Company of such subcontract and, provided further, that notwithstanding such subcontract, the Administrator shall remain responsible for performance of the services set forth above.

2. COMPENSATION; INDEMNITIES.

        (a) The Company agrees to pay to the Administrator, in consideration for the Administrator's services described in Sections 1 above, an annual fee as determined periodically by the Company and the Administrator, which fee in no event shall exceed the value of the services provided by the Administrator to the Company on an arms-length basis.

        (b) The Company shall pay and shall indemnify and hold harmless the Administrator and the Administrator's directors, officers, employees and agents (each of the foregoing an "Administrator Indemnified Person") from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, under any securities laws, rules or regulations) arising from or relating to the transactions contemplated hereby (all of the foregoing being collectively referred to as "Indemnified Amounts"), provided, however, that the Company shall have no obligation to indemnify any Administrator Indemnified Person hereunder in respect of Indemnified Amounts to the extent any such losses, liabilities, actions, suits, judgments, demands, damages, costs and expenses resulted from the negligence or willful misconduct of such Administrator Indemnified Person.

        (c) The Administrator shall pay and shall protect, indemnify and hold harmless the Company and its members, employees and agents and all Persons affiliated with the Company (each of the foregoing a "Company Indemnified Person") from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any nature (including, without limitation, under any securities laws, rules or regulations) arising from or relating to the Administrator's negligence or willful misconduct or that of its directors, officers, employees and agents in connection with the exercise of the Administrator's rights and/or the performance of the Administrator's duties hereunder.

        (d) This Section 2 shall survive the termination of this Agreement.

        3. TERM. The Company may terminate this Agreement upon at least 90 days' written notice to the Administrator.

4. OBLIGATION TO SUPPLY INFORMATION. The Company shall forward to the Administrator such information in connection with the Transaction Documents as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder.

5. THE ADMINISTRATOR'S LIABILITY AND STANDARD OF CARE. The Administrator assumes no liability for anything other than the services rendered by it pursuant to
Section 1. Without limiting the generality of the foregoing, it is agreed that the Administrator assumes no liability with respect to any of the Company's obligations under the Transaction Documents.

The Administrator shall perform its duties hereunder diligently and with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than the Administrator exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of the Administrator.

6. RELIANCE ON INFORMATION OBTAINED FROM THIRD PARTIES. The Company recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Transaction Documents and other sources and the Administrator shall not be responsible for any inaccuracy in the information so obtained or for any inaccuracy in the records maintained by the Administrator hereunder that may result therefrom.

7. NOTICES. All notices and other communications to be given shall be in writing (including by facsimile transmission) and delivered to the relevant address or number specified below (or such other address or number as may be notified in accordance with this Section 7) and shall take effect at the time of receipt.

        The Company:

        TECO Funding Company __, LLC 300 Delaware Avenue, Suite 900, Wilmington, DE 19801 Telephone:____________________

        The Administrator:

        TECO Energy, Inc. 702 North Franklin Street Tampa, FL 33602 Telephone:
        (813) 228-4111 Facsimile: (813) ________ Attention: Secretary

        With a copy to:

        Palmer & Dodge LLP One Beacon Street Boston, MA 02108 Telephone: (617) 573-0100 Facsimile: (617) 227-4420 Attention: John L. Whitlock, Esq.

        8. NO JOINT VENTURE. Nothing contained in this Agreement shall constitute the Administrator and the Company as members of any partnership, joint venture, association, syndicate or unincorporated business.

9. ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties, provided, that the parties hereby agree that if TECO sells, assigns or otherwise transfers the Company Common Securities to a wholly owned subsidiary of TECO, TECO's rights (and obligations) under this Agreement (including those of the Administrator) may be assigned to such subsidiary. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. GOVERNING LAW. This Administration Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11. MISCELLANEOUS. No waiver, alteration, modification, amendment or supplement of the terms of this Agreement shall be effective unless accomplished by written instrument signed by all parties hereto. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.


                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be executed as of the date first written above.


                                              TECO Energy, Inc.


                                              By:
                                                 -------------------------------


                                              Name:
                                                   -----------------------------


                                              Title:
                                                    ----------------------------



                          TECO FUNDING COMPANY __, LLC


                                              By:
                                                 -------------------------------


                                              Name:
                                                   -----------------------------


                                              Title:
                                                    ----------------------------

                                                                         ANNEX C
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement

                                     BY-LAWS

                                       OF

                          TECO FUNDING COMPANY ___, LLC


        These By-Laws have been established as the By-Laws of TECO Funding Company ___, LLC, a Delaware limited liability company (the "COMPANY"), pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of ___________, 20__ (as from time to time amended, modified or supplemented, the "AGREEMENT"), pursuant to which the Company's existence has been continued, and, together with the Agreement and the other annexes thereto, are deemed to be the limited liability company agreement of the Company for purposes of the Delaware Act. In the event of any inconsistency between the Agreement and these By-Laws, the provisions of the Agreement shall control.

        Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    ARTICLE 1

                                 Securityholders

        Section 1.1 Annual Meetings. An annual meeting of Securityholders may be held at such date, time and place, either within or without the State of Delaware and outside of the State of Florida, if and as may be decided and designated by the Board of Directors from time to time; provided, however the Company shall not be required to have an annual meeting of Securityholders. Any other proper business may be transacted at the annual meeting.

        Section 1.2 Special Meetings. Special meetings of Securityholders may be called at any time by the Chairman of the Board, if any, the President, or the Board of Directors, to be held at such date, time and place, either within or without the State of Delaware and outside of the State of Florida, except in the case of an emergency, in which case meetings may be held within the State of Florida, as may be stated in the notice of the meeting. A special meeting of Securityholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of Securityholders who together own of record a majority of the Securities entitled to vote at such meeting.

        Section 1.3 Notice of Meetings. Whenever Securityholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Securityholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Securityholder at such Securityholder's address as it appears on the records of the Company.

        Section 1.4 Adjournments. Any meeting of Securityholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Securityholder of record entitled to vote at the meeting.

        Section 1.5 Quorum. At each meeting of Securityholders, except where otherwise provided by law or the Agreement or these By-Laws, the holders of at least 50% of the Company Common Securities and the Company Preferred Securities (together, the "Securities") entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of Securities entitled to vote on a matter, the holders of a majority of the Securities present or represented may adjourn such meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall be so present or represented. Securities other than Common Securities belonging on the record date for the meeting to the Company or an Affiliate of the Company shall neither be entitled to vote nor be counted for quorum purposes.

        Section 1.6 Organization. Meetings of Securityholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 1.7 Voting; Proxies. Unless otherwise provided in the Agreement, each Securityholder entitled to vote at any meeting of Securityholders shall have voting power proportionate to the outstanding amount, based on initial issue price (in the case of Company Common Securities) and liquidation preference (in the case of Company Preferred Securities), of the Securities held by such Securityholder that have voting power upon the matter in question. Each Securityholder entitled to vote at a meeting of Securityholders or to express consent or dissent to action in writing without a meeting may authorize another person or persons to act for such Securityholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the Securities themselves or an interest in the Company generally. A Securityholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy, bearing a later date with the Secretary of the Company. Voting at meetings of Securityholders need not be by written ballot unless the holders of a majority of the outstanding Securities entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be designated, removed and replaced as provided in the Agreement and Article 2 hereof. Other than in the case of any matter expressly set forth in the Agreement for which a higher vote may be required, the affirmative vote of the holders of a majority of the Securities present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Securityholders.

        Section 1.8 Fixing Date for Determination of Securityholders of Record. In order that the Company may determine the Securityholders entitled to notice of or to vote at any meeting of Securityholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Securityholders entitled to notice of or to vote at a meeting of Securityholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Securityholders of record entitled to notice of or to vote at a meeting of Securityholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the Company may determine the Securityholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Securityholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to
(a) its registered office in the State of Delaware, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Securityholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        In order that the Company may determine the Securityholders entitled to receive payment of any distribution or allotment of any rights or the Securityholders entitled to exercise rights in respect of any exchange of Securities, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Securityholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 1.9 List of Securityholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Securityholders, a complete list of the Securityholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Securityholder and the amount of Securities registered in the name of each Securityholder. Such list shall be open to the examination of any Securityholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Securityholder who is present.

        Section 1.10 Consent of Securityholders in Lieu of Meeting. Unless otherwise provided in the Agreement or by law, any action required by law to be taken at any annual or special meeting of Securityholders of the Company, or any action which may be taken at any annual or special meeting of such Securityholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Securities entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Every written consent shall bear the date of signature of each Securityholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this By-Law to the Company, written consents signed by holders representing a sufficient amount of Securities to take action are delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Securityholders who have not consented in writing.

                                    ARTICLE 2

                               Board of Directors

        Section 2.1 Number; Powers; By-Laws. The business and affairs of the Company shall be managed by or under the direction of a Board composed of not less than one nor more than seven Directors. The Board shall manage the business and affairs of the Company and may exercise all powers in connection therewith, except for such powers as are required to be exercised by Securityholders, all in accordance with the Agreement, these By-Laws and applicable law. Except to the extent that the Board or the Securityholders confer such authority on a Director, no Director shall have the authority to bind the Company.

        Section 2.2 Voting Power. Each Director shall, in the consideration of any matter by the Board, have a single vote at the time such vote is taken or made (whether at a meeting or by written consent). Except where a greater percentage approval may be provided for herein or in the Agreement or by law, an action shall be deemed approved by the Board only if it has been approved by a majority of the Directors.

        Section 2.3 Quorum. At all meetings of the Board, the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, any Director present may adjourn the meeting from time to time until a quorum shall be present.

        Section 2.4 Designation; Removal; Replacement. The term of office of a Director shall be until the earliest of the following events: (i) his or her successor is designated or (ii) he or she resigns or is removed. Any Director may be removed, with or without cause by majority vote of the remaining Directors. In the event of the resignation, removal or death of a Director, such Director shall be replaced by another person designated by majority vote of the remaining Directors. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

        Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware and outside of the State of Florida, at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

        Section 2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time or place, either within or without the State of Delaware and outside of the State of Florida, except in the case of an emergency, in which case a special meeting may be held within the State of Florida, as may be stated in the notice of the meeting, whenever called by the Chairman of the Board, by the President or by any two Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

        Section 2.7 Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Agreement or these By-Laws, the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

        Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President, or in their absence, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 2.9 Action by Directors Without a Meeting. Unless otherwise restricted by the Agreement or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 3

                                   Committees

        Section 3.1 Committees. The Board of Directors may, by resolution of the Board adopted by majority vote, designate one or more committees, each committee to consist of one or more of the Directors of the Company. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Formation, adopting an agreement of merger, consolidation or conversion, recommending to the Securityholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Securityholders a dissolution of the Company or a revocation of a dissolution or amending these By-Laws; and, unless the resolution, these By-Laws or the Agreement expressly so provides, no such committee shall have the power or authority to authorize the issuance of Securities, to adopt a certificate of ownership and merger, consolidation or conversion or to remove or indemnify Officers or Directors.

        Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 2 of these By-Laws.

                                    ARTICLE 4

                                    Officers

        Section 4.1 Officers; Election. As soon as practicable after the annual meeting of Securityholders in each year, the Board of Directors shall elect a President and a Secretary, and may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other Officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Agreement or these By-Laws otherwise provide.

        Section 4.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any Officer, each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

        Section 4.3 Powers and Duties. The Officers of the Company shall have such powers and duties in the management of the Company as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to comparable offices in a corporation organized under the General Corporation Law of the State of Delaware, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Securityholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any Officer, agent or employee to give security for the faithful performance of his or her duties.

                                    ARTICLE 5

                                   Securities

        Section 5.1 Certificates for Securities. The Securities shall be registered in certificated form. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such Officer at the date of issue.

                                    ARTICLE 6

                                  Miscellaneous

        Section 6.1 Seal. The Company may have a company seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        Section 6.2 Waiver of Notice of Meetings of Securityholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Agreement or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the

Securityholders, Directors or a committee of Directors need be specified in any written waiver of notice unless so required by the Agreement or these By-Laws.

        Section 6.3 Indemnification of Directors, Officers and Employees. The Company shall indemnify to the full extent permitted under the Delaware Act any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Company or serves or served at the request of the Company any other enterprise as a Director, director, officer or employee except for such Director's or Officer's gross negligence or willful misconduct. Expenses, including reasonable attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this By-Law shall be enforceable against the Company by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this By-Law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this By-Law, the term "Company" shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise" shall include any limited liability company, corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Company" shall include service as a Director, Officer or employee of the Company which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company. The rights conferred on any Person by this Section 6.3 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of these By-Laws, the Agreement, any other agreement, vote of Securityholders or disinterested Directors or otherwise. The Company's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of any other enterprise shall be reduced by any amount such Person may collect as indemnification from such other enterprise. Any repeal or modification of the foregoing provisions of this Section 6.4 shall not adversely affect any right of protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        Section 6.4 Interested Directors; Quorum. No contract or transaction between the Company and one or more of its Directors or Officers, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Securityholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Securityholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Securityholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        Section 6.5 Form of Records. Any records maintained by the Company in the regular course of its business, including its Securities ledger, books of account and minute books, shall be kept separate and apart from any records of TECO, and may be kept on, or be in the form of, punch cards, magnetic tape or disk, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 6.6 Amendment of By-Laws. These By-Laws may be amended or repealed, and new by-laws adopted, by the Board of Directors in accordance with the Agreement.

                                                                         ANNEX D
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement




                                  FORM OF NOTE

                    PLEASE REFER TO EXHIBIT A OF EXHIBIT 4.4

                                                                         ANNEX E
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement

                     LIST OF INITIAL DIRECTORS AND OFFICERS


NAME

                                                                         ANNEX F
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement

                                                           AMOUNT OF COMPANY
CERTIFICATE NUMBER _____                       PREFERRED SECURITIES:  $_____


                 _____% CUMULATIVE COMPANY PREFERRED SECURITIES
              (LIQUIDATION PREFERENCE $__________.00 PER SECURITY)
                                       OF
                          TECO FUNDING COMPANY ___, LLC

        TECO FUNDING COMPANY ___, LLC, a limited liability company formed under the laws of the State of Delaware (the "COMPANY"), hereby certifies that TECO Capital Trust ___ (the "SECURITYHOLDER") is the registered owner of Company Preferred Securities representing a corresponding amount of preferred limited liability company interests in the Company, which are designated the _____% Company Preferred Securities, liquidation preference $__________.00 per security and aggregate liquidation preference of $_________ (the "COMPANY PREFERRED SECURITIES"). Subject to certain obligations which may arise under the Delaware Limited Liability Company Act (the "DELAWARE ACT"), no additional payments will be required pursuant to the Delaware Act for the Company Preferred Securities to represent preferred limited liability company interests in the Company, as to which the Securityholders of the Company who hold the Company Preferred Securities (the "SECURITYHOLDERS"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the L.L.C. Agreement (as defined below) and their share as provided in the L.L.C. Agreement of the Company's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the L.L.C. Agreement. The powers, preferences and special rights and limitations of the Company Preferred Securities are set forth in, and this certificate and the Company Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of _______, 20__, as the same may be amended from time to time in accordance with its terms (the "L.L.C. AGREEMENT"), authorizing the issuance of the Company Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding dividends, voting, return of capital and otherwise, and other matters relating to the Company Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the L.L.C. Agreement. The holders of the Company Preferred Securities are entitled to the benefits of the Guarantee Agreement of TECO Energy, Inc., a Florida corporation, dated as of __________, 20__ (the "GUARANTEE AGREEMENT") to the extent provided therein. Holders of Company Preferred Securities are third party beneficiaries of the Guarantee Agreement and may enforce such agreement as provided therein. The Company will furnish a copy of the L.L.C. Agreement and the Guarantee Agreement to the Securityholder without charge upon written request to the Company at its principal place of business.

        The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the L.L.C. Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a Company Preferred Securityholder, is bound by the L.L.C. Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of this ____ day of _________, 20___.



                                           TECO FUNDING COMPANY ___, LLC



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title: